SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                        [ X]
Filed by a Party other than the Registrant     [  ]
Check the appropriate box:

[X]   Preliminary Proxy Statement              [  ]  Confidential, for use of
[  ]  Definitive Proxy Statement                     Commissiononly (as
[  ]  Definitive Additional Materials                permitted by
[  ]  Soliciting Material Pursuant to                Rule 14a-6(a)(2))
      Rule 14a-11(c) or Rule 14-12

            Property Resources Fund VI
--------------------------------------------------------------------------------
            (Name of Registrant as Specified In its Charter)

            Property Resources Fund VI
--------------------------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


               1) Title of each  class  of  securities  to  which  transaction applies:

                              Limited Partnership Interests

               2) Aggregate number of securities to which transaction applies:

                              21,585

               3) Per  unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

                  The proposed amount of the distribution to the Holders upon dissolution of the Registrant is $4,772,000.

               4) Proposed maximum aggregate value of transaction:

                              $4,772,000

               5) Total fee paid:

                              $318.13

[X] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount Previously Paid:

               2) Form, Schedule or Registration Statement No.:

               3) Filing Party:

               4) Date Filed:



                       PROPERTY RESOURCES FUND VI
                             P. O. BOX 7777
                        SAN MATEO, CA 94403-7777
                             (650) 312-3000


                     CONSENT SOLICITATION STATEMENT

                             April __, 1998

                       PROPERTY RESOURCES FUND VI,
                    a California limited partnership
                           (the "Partnership")

            Solicitation of Consent to Sell the Partnership's
                   Assets and Dissolve the Partnership
                                   by

                        PROPERTY RESOURCES, INC.,
                 the general partner of the Partnership
                         (the "General Partner")
                           1800 Gateway Drive
                           San Mateo, CA 94404

To the Holders (the "Holders") of Units Representing Limited Partnership Interests of the Partnership (the "Units"):

Property Resources, Inc. (the "General Partner"), in its capacity as General Partner of Property Resources Fund VI, a California limited partnership (the "Partnership"), is proposing a sale of the Partnership's two properties, Grouse Run Apartments and Clearlake Village Apartments (together, the "Apartments"), and a subsequent dissolution, termination and winding up of the Partnership. The General Partner has listed both of the Partnership's properties for sale and intends to negotiate and consummate their sales on behalf of the Partnership upon receipt of offers which are acceptable in the sole discretion of the General Partner.

The sale of each of the Apartments and the dissolution of the Partnership following such sales is subject to the approval of Holders of record as of April __, 1998 (the "Notice Date") holding a majority of the Units.

If the sale of the Apartments and the dissolution of the Partnership are approved, following the sale of the Apartments, the net proceeds from these sales will be disbursed in accordance with the terms of the Partnership's Limited Partnership Agreement (the "Partnership Agreement"), the remaining assets of the Partnership (if any) will be sold, the proceeds (if any) will be distributed and the Partnership will be dissolved. Based upon the General Partner's estimate of the gross purchase price for Grouse Run of $7,000,000, and for CVA of $3,500,000, the General Partner estimates that a liquidation of the Partnership would result in a distribution of approximately $221 per Unit to the Holders. There can be no assurance that the General Partner will be able to consummate sales of the Apartments at the estimated prices, or that distributions to Holders will equal the amount set forth herein.

This Consent Solicitation is made by the General Partner on behalf of the Partnership and seeks approval of the Holders of the sale of the Apartments and the subsequent dissolution, termination and winding up of the Partnership. The cost of this Consent Solicitation is being borne by the Partnership. The approximate date on which this Consent Solicitation and form of consent are first given to Holders will be April ___, 1998.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M. PACIFIC DAYLIGHT TIME ON APRIL 30, 1998 (THE "CONSENT DATE") UNLESS EXTENDED OR TERMINATED EARLIER. CONSENTS MAY BE REVOKED AT ANY TIME UP TO THE CONSENT DATE (SEE "APPROVAL BY THE HOLDERS").

ANY QUESTIONS ABOUT THIS CONSENT SOLICITATION, FORM OF CONSENT OR REQUESTS FOR COPIES OF DOCUMENTS MAY BE DIRECTED TO THE GENERAL PARTNER, 1800 GATEWAY DRIVE, SAN MATEO, CALIFORNIA 94404, PHONE NUMBER (650) 312-5789, FACSIMILE NUMBER (650) 312-5830.

PROPOSAL

The General Partner, in its capacity as such, proposes a sale of Grouse Run Apartments, located in Oklahoma City, Oklahoma, and Clearlake Village Apartments, located in Houston, Texas. After several years of depressed real estate markets in these areas, the General Partner believes the markets for apartment complexes have improved and that a sale of the Apartments at this time will produce more favorable prices than has been possible in recent years.

If Holders of a majority of Units vote to sell the Apartments and liquidate the Partnership, the sales of Grouse Run and CVA will be consummated if, in the sole discretion of the General Partner, acceptable offers are received on the Apartments. Thereafter and subject to the terms and conditions of the Partnership Agreement, proceeds from the sales will be used first to repay all accrued expenses of the Partnership, the balance owed on the first mortgages, and any other debts owed by the Partnership including debts owed to the General Partner. Thereafter, net proceeds will be distributed to the Holders, in accordance with the terms of the Partnership Agreement, and the Partnership will be terminated. THE GENERAL PARTNER BELIEVES THE SALE OF THE APARTMENTS AND THE DISSOLUTION, TERMINATION AND

WINDING UP OF THE PARTNERSHIP AT THE PRESENT TIME IS IN THE BEST INTEREST OF THE HOLDERS AND RECOMMENDS THAT HOLDERS VOTE TO APPROVE THESE TRANSACTIONS.

THE BUSINESS

The Partnership, formed in 1982, is a limited partnership organized under the laws of the state of California. The Partnership was capitalized from the sale of units of limited partnership interests, raising initial capital of $10,796,000. The Partnership was organized for the purpose of investment in real estate.

PROPERTIES

The Partnership acquired five properties and intended to dispose of them approximately five to eight years after their acquisition. Three of these properties were located in Texas and Oklahoma. At the time of the purchases, this area's economy was booming due to a dramatic increase in oil prices and oil company employment as well as a robust construction industry. With the substantial fall in oil prices in the mid-1980s, the economic conditions of the area turned from boom to bust. With declining oil industry employment, demand for commercial real estate fell and the construction industry and its associated employment fell into a severe downturn.

The economic downturn led to lowered occupancies and rental rates at the Partnership's properties. Net cash flow from the properties turned negative and began to deplete cash reserves. Continuing cash flow deficits exhausted the Partnership's cash reserves by 1986. To avoid a possible bankruptcy of the Partnership, the General Partner agreed to loan the Partnership sufficient funds (bearing interest at the prime rate) to continue operations. In 1994, total advances peaked at over $800,000. Since then, the Partnership has generated sufficient cash flow to repay the principal portion of these advances. The accrued interest on the advances, which has not yet been repaid, now totals approximately $527,000.

In 1988, the Partnership sold one of its properties, an industrial building near San Jose, California. As part of this sale, the purchaser of this property issued a note receivable to the Partnership (the "Note Receivable"). This Note Receivable, which has a current balance of approximately $181,000, matures in November 1999.

In 1990 it became clear that one property, Waterbury Plaza in Salt Lake City, had a value considerably less than the loan amount. No additional funds were expended to pay the debt service at this property, and it was lost to foreclosure. This foreclosure coupled with the sale in San Jose left the Partnership with three properties.

In 1993 and 1994, Space Savers mini-storage in San Antonio, Texas and Grouse Run Apartments in Oklahoma City, Oklahoma began to show signs of improvement. The loan at Space Savers was due to mature in April 1994 and the loan at Grouse Run Apartments was due to mature in December 1994. Because the General Partner believed that Grouse Run held the greatest potential for appreciation, it decided to sell Space Savers and use the proceeds to complete a loan extension/modification with the lender at Grouse Run. Both these actions were completed in 1994.

The Partnership now owns two properties: Grouse Run Apartments located in Oklahoma City, Oklahoma and Clearlake Village Apartments located in Houston, Texas.

GROUSE RUN APARTMENTS ("GROUSE RUN")

Grouse Run is a property built by the Partnership that consists of 31 two-story apartment buildings with a total of 201,524 square feet of leasable area. As of December 31, 1997, monthly rental rates ranged from $370 to $500 per unit and the occupancy rate was 93%. The General Partner negotiated a loan secured by the property in 1994 with a fixed interest rate of 9.96%, amortized on a 30-year schedule. The Note has an original principal balance of $3,884,000 and it matures on October 1, 1999.

The property was recently renovated extensively. However, as the property ages, additional capital improvements will be required to maintain the physical condition of the property. The General Partner has determined that it is in the best interests of the Holders to sell Grouse Run. The General Partner has not yet found a purchaser for Grouse Run, but estimates that its fair value is approximately $7,000,000. There can be no assurance that the General Partner will find a purchaser for Grouse Run, or that the purchaser will agree to pay the estimated value for Grouse Run.

CLEARLAKE VILLAGE APARTMENTS ("CVA")

CVA is a 174 unit apartment complex located in the Clearlake region of southeast Houston, Texas. CVA's total net rentable area is 119,580 square feet and the monthly rental rates for its apartments range from $400 to $550.

In 1996, the General Partner refinanced the loan on CVA upon the condition that CVA be owned by a single-asset entity. The General Partner and the Partnership formed Property Resources Fund VI Subsidiary, a California limited partnership (the "LP Sub") for this purpose. The General Partner is the General Partner for the LP Sub, and the Partnership is its sole limited partner. The change in ownership of CVA does not effect the economic arrangement among the Holders in the Partnership, as the net economic burdens and benefits of CVA are shared in the same manner as if the Partnership owned CVA directly.

The new loan provides that CVA is encumbered by a note and deed of trust payable in monthly installments of principal and interest through August 11, 2006. As of December 31, 1997, the principal balance of the loan was approximately $2,140,000. Monthly installments include principal amounts amortized on a 25 year schedule and interest at 8.875%. The General Partner believes that this loan will be assumed or paid off by a purchaser.

In 1996, annual revenues at CVA exceeded $850,000, up over $135,000 from 1990 and revenues rose above $860,000 in 1997. During 1997, occupancy at CVA has averaged 92%. Property values grew not only as a result of increases in revenues, but also due to a decline in "cap rates" or the yields that a potential investor requires from an investment in income property. Cap rates move in inverse relationship with property values. According to local real estate sources, cap rates on apartment properties in Houston fell .50%-1.00% since the end of 1996 and now range from 8.5 to 9.5%. Given its age, the sale cap rate for CVA is expected to be at the high end of this range.

As CVA ages, the expense of increased maintenance and major capital items may put increased demands on the Partnership's cash resources. Given the recent improvements in operations and future risks of continued ownership, the General Partner believes that a sale of CVA would yield a favorable sale price.

The Partnership also holds the Note Receivable described above secured by a property located in Campbell, California. To liquidate the Partnership in 1998, the Note Receivable must be paid off by the borrower (who is an unaffiliated third party) or sold. The General Partner has contacted the borrower and proposed that the loan be paid off. However, if the loan is not paid off, the General Partner has agreed to purchase the Note from the Partnership at its par value.

REASONS TO SELL NOW

Apartment construction in the Oklahoma City metro area has finally resumed after years of dormancy. Local real estate sources indicate that twelve new apartment complexes are being built in the metropolitan area, among them several upscale complexes. Although total revenues at Grouse Run rose 48% from 1991 to 1996 and in 1997 rose an additional 7% over 1996, the General Partner expects that competition from these new projects will negatively impact Grouse Run's operating income.

Similarly, Houston has experienced modest levels of new apartment construction over the past two years, and there appears to be a significant increase in supply on the horizon. According to local real estate brokers, as of October 1997, there were approximately 11,000 apartment units under construction or permitted in the Houston area. These sources have identified an additional 8,700 units in the planning stages. In 1996, Houston absorbed 7,500 units and is estimated to absorb an additional 8,500 units in 1997. The total supply in Houston is approximately 400,000 apartment units and recently the vacancy rate for apartments has hovered around 8%. As additional units are added to the market, occupancy rates and rental rates may be negatively impacted. A fall in rental rates and occupancy could also effect the demand for apartment properties from potential buyers.

As described above, apartment revenues for Grouse Run and CVA have increased substantially in 1997. The market for investment in apartments in Oklahoma City and Houston appears to be active. The General Partner believes favorable sales prices can be achieved this year for Grouse Run and CVA. Additional apartment construction in Oklahoma City and Houston could lead to future increases in vacancy and slower growth in revenues. Given these risks and the improved market for apartment sales, THE GENERAL PARTNER BELIEVES THAT THE SALE OF GROUSE RUN AND CVA IS IN THE BEST INTEREST OF THE HOLDERS AND RECOMMENDS THAT HOLDERS VOTE TO APPROVE THE SALES AND THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP.

IF SALES ARE COMPLETED

Based upon (i) an estimated gross purchase price for Grouse Run of $7,000,000 and (ii) an estimated gross purchase price for CVA of $3,500,000, the General Partner estimates that the sale of the Apartments will result in a total net sale price of approximately $10,185,000 after third party selling commissions and closing costs estimated at 3%. These sale proceeds first will be used to pay any accrued expenses and Partnership liabilities, including the accrued interest on the General Partner advances (as described above) totaling $527,000.

A provision of the Partnership Agreement requires the General Partner upon dissolution of the Partnership to contribute to the Partnership an amount equal to the balance of its negative capital account. As of December 31, 1997 and given the estimates of sales price and net proceeds described above, this provision of the Partnership Agreement will require the General Partner to contribute to the Partnership approximately $405,000 upon its termination. Therefore, the net amount of cash that will be received by the General Partner upon liquidation will be approximately $122,000 (subject to adjustments to capital accounts).

Based on the foregoing analysis, the General Partner estimates that approximately $4,772,000 should be available for distribution to Holders. If the sales are approved and the estimated sales prices are achieved, the estimated amount of distributions to be received by each Holder upon liquidation of the Partnership is approximately as follows:

                  TOTAL AMOUNT            PER UNIT
                   $4,772,000               $221

THE AMOUNT OF THIS DISTRIBUTION IS AN ESTIMATION ONLY AND IS SUBJECT TO VARIATION DUE TO CHANGES IN THE SALE PRICE OF THE APARTMENTS AND/OR ACCRUED EXPENSES AND OTHER VARIABLES. THE ULTIMATE AMOUNT OF THE LIQUIDATING DISTRIBUTION COULD BE MORE OR LESS THAN THE AMOUNT STATED ABOVE.

IF SALES ARE NOT APPROVED

If the Holders do not approve the sales, the General Partner intends to continue to operate the Apartments until such time as another sale is proposed and approved by the Holders. The exact timing of any subsequent sale proposal will be determined by market conditions in Oklahoma City and Houston and the financial condition of the Partnership.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary of certain of the material federal income tax consequences of the sale of the Apartments and the liquidation of the Partnership, as described in this Consent Solicitation. This discussion is intended to address only those federal income tax considerations that are generally applicable to all Holders in connection with the transactions described above. The specific tax consequences of the transactions will vary for each Holder because of the different circumstances of the various Holders. This discussion is based on the Internal Revenue Code of 1986 (the "Code"), as amended, existing and proposed Treasury Regulations thereunder, and current administrative interpretations and court decisions.

It is not possible or practical to discuss here all aspects of federal income tax law that may have relevance with respect to the transactions described herein based on the individual circumstances of particular Holders in light of their personal investment or tax circumstances, or to certain types of investors (including insurance companies, financial institutions or broker/dealers, tax-exempt organizations and foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. The following description is general in nature, and is not exhaustive of all possible tax considerations. This analysis is not tax advice, and is not intended as a substitute for careful tax planning.

The discussion set forth below is based upon the assumption that interests in the Partnership held by the Holders constitute capital assets in the hands of such investors and that the Partnership is classified for federal income tax purposes as a partnership, rather than an association taxable as a corporation. Upon the formation of the Partnership in 1982, the Partnership received an opinion from its tax counsel, Latham & Watkins, that the Partnership was properly classified as a partnership for federal income tax purposes. The Partnership did not request a ruling from the Internal Revenue Service as to its tax status as a partnership, however. Moreover, the opinion of counsel referred to above was and is subject to the continuous satisfaction by the Partnership of certain factual conditions. If, for any reason, the Partnership is or was classified for tax purposes as an association taxable as a corporation, the tax consequences of the proposed transactions would differ materially from that described below.

TAX CONSEQUENCES OF THE PROPOSED SALES

The sale of the Apartments (or other Partnership assets) by the Partnership will be a fully taxable transaction in which the Partnership will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized on the sale (including the amount of any liabilities assumed or taken subject to by Purchaser) of the Apartments (or other assets) over (ii) the Partnership's adjusted tax basis in the Apartments (or other assets). Each Holder will be required to recognize his or her allocable share of the taxable gain or loss recognized by the Partnership, as set forth in the Partnership Agreement. To the extent the Partnership's gain or loss is treated as realized from the sale of "Section 1231" assets (i.e., real property and depreciable assets used in a trade or business and held for more than one year), each Holder would combine his or her share of gain or loss from the sale of the Partnership's Section 1231 assets with any other Section 1231 gains and losses recognized by such Holder in that year. If the result is a net loss, such loss will be characterized as an ordinary loss. If the result is a net gain, such gain will be characterized as capital gain; provided; however, that such gain will be treated as ordinary income to the extent the Holder has "non-recaptured"
Section 1231 losses. For these purposes, "non-recaptured" Section 1231 losses means a Holder's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured. In addition, a Holder's net gain will be treated as ordinary income to the extent such gain is attributable to depreciation recapture, sale of inventory or certain other items.

The Partnership may be required to withhold a portion of the distributions to be made to any Holders who fail to provide appropriate certification as to their non-foreign status or their status as a California resident.

LIQUIDATION OF THE PARTNERSHIP

In general, each Holder will recognize additional gain or loss on the liquidation of the Partnership in an amount equal to the difference (if any) between (a) the sum of (i) the amount of cash received and (ii) any reduction in such Holder's share of liabilities of the Partnership, and (b) the Holder's adjusted tax basis in his or her interest in the Partnership (including the Holder's share of Partnership liabilities and as increased or decreased by his or her share of the Partnership gain or loss from the sale of the Apartments and other assets of the Partnership). The basis of each Holder's Unit should include their allocable portion of syndication costs and other previously un-allowed deductions of approximately $58 per Unit, which were charged to the Holders' capital accounts on their prior year's Schedule K-1's.

A Holder's gain or loss (if any) will generally be capital gain or loss, and will be long-term if the Holder has held his or her interest in the Partnership for more than eighteen months.

As a result of a debt restructuring at Grouse Run in 1994, Holders were allowed to reduce their basis in the Partnership as an alternative to recognizing forgiveness of debt as ordinary income. Those Holders who made this election ("Electing Holders") will receive different tax consequences from the sale of Grouse Run and the termination of the Partnership than those who did not make the election ("Non-electing Holders"). TO DETERMINE WHICH TYPE HOLDER YOU ARE, PLEASE REFER TO YOUR TAX RECORDS OR CONSULT YOUR TAX PROFESSIONAL. In the event the Apartments are sold on the terms estimated above, it is estimated that the Holders in each class will realize the following taxable income, losses, and capital gain as a result of 1998 operations and the sale of the Apartments and termination of the Partnership (all figures per Unit):


Non-Electing                                          ELECTING HOLDERS
   HOLDERS


Section 1231 taxable income from
      prior installment sale                     $  7              $  7
Ordinary taxable income on sale of Apartments    $ 45              $ 45
Capital gain on sale of Apartments               $223              $178
Gain (loss) on investment in partnership        ($ 64)            ($ 57)

In addition, the Partnership will generate ordinary taxable income (loss) from operations in 1998 that are estimated to be an immaterial amount.

The Partnership has generated passive losses from certain prior years that may not have been deducted from ordinary income. If these losses were not used in the year generated, they are then classified as SUSPENDED passive losses. The MAXIMUM amount of suspended passive losses as a result of an investment in the Partnership is estimated to be $49 per unit for Electing Holders, and $104 per unit for Non-Electing Holders, assuming that the Holder has not previously used any of them. Passive losses may have been used to offset income from forgiveness of debt by Non-Electing Holders. Unused suspended passive losses can be used to offset income and gains generated upon the sales of the Apartments and, to the extent still unused upon termination of the Partnership, can be used to offset other non-passive income, subject to the regular limitations on offsetting capital losses against ordinary income.

As relevant to this discussion, for an individual Holder, net long term capital gains (i.e., on sales of assets held for more than eighteen months) are generally subject to a maximum federal income tax rate of 20%, except that net gains realized on the sale of real estate are taxed at 25% to the extent they do not exceed the amount of depreciation deductions previously taken on the real estate for federal income tax purposes. For individuals, ordinary income and net short term capital gain are subject to a maximum federal income tax rate of 39.6%.

            HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS DESCRIBED HEREIN AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

APPROVAL BY THE HOLDERS

Holders of record as of the Notice Date holding more than 50% of the Units must approve ("Majority Approval") the proposed sales as described above and the termination, dissolution and winding up of the Partnership. Each Holder shall be entitled to cast one vote for each Unit which he or she owns. The Partnership Agreement permits this vote to be taken by written consent without a meeting of the Holders.

Holders may vote to approve or disapprove the proposed sales and the termination, dissolution and winding up of the Partnership, or may abstain. Signed but unmarked Ballots returned to the General Partner will be deemed to approve the proposed sales and the termination, dissolution and winding up of the Partnership and will be deemed, pursuant to the Partnership Agreement, to have directed the General Partner to vote to approve such sales. Because Majority Approval is required, the failure to vote or a vote to abstain has the same effect as a vote to disapprove.

As of March 31, 1998, there were 1,128 Holders of record owning 21,585 Units. No person is known by the Partnership to own beneficially more than 5% of the outstanding Units, and no Units are held by the General Partner or an affiliate of the General Partner.

EXTENSION OF CONSENT DATE: TERMINATION AND AMENDMENT

The General Partner expressly reserves the right, in its sole discretion, at any time and from time to time (i) to extend the Consent Date up to 60 days from the date the first Consent Solicitation Statement was mailed or given to a Holder,
(ii) to terminate this Consent Solicitation at any time after Holders holding more than 50% of the Units have voted to approve the proposed sales and the distribution of proceeds, termination, dissolution and winding up of the Partnership, or (iii) to amend or supplement this Consent Solicitation Statement. Any extension, termination or amendment will be followed as promptly as practicable by written notice. Without limiting the manner in which the General Partner may choose to make any written notice, except as provided by applicable law, the General Partner will have no obligation to publish, advertise or otherwise communicate such notice by public announcement.

DISSENTER'S RIGHTS

Neither the Partnership Agreement nor California law provides any right for Holders to have their respective Units appraised or redeemed in connection with or as a result of this Consent Solicitation.

REVOCATION

Every consent given in accordance with this Consent Solicitation continues in full force and effect unless otherwise revoked prior to the Consent Date. Such revocation may be effected by a writing delivered to the General Partner stating that the consent is revoked or by a subsequent consent executed by a Holder and specifying that it supersedes the prior consent. The dates contained on the form of consent shall determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed. A consent is not revoked by the death or incapacity of the Holder unless, before the Consent Date, written notice of such death or incapacity is received by the General Partner.

INCORPORATION BY REFERENCE

The Partnership incorporates by reference Part I and Part II of its Form 10-K for the fiscal year ended December 31, 1997.

METHOD OF SOLICITATION

This solicitation of Consents is made by the General Partner on behalf of the Partnership. This Consent Solicitation Statement is the primary method by which the General Partner will solicit the consent of the Holders. Officers of the General Partner will be available to answer questions from Holders regarding the Consent Solicitation.

      THIS SOLICITATION OF CONSENT EXPIRES ON APRIL 30, 1998,
      UNLESS EXTENDED OR TERMINATED EARLIER.

Accordingly, it is important that Holders complete and return the enclosed form of consent (or a facsimile thereof) so that it will be received before the deadline. If you have any questions regarding this Consent Solicitation or the transactions covered thereby, please contact the General Partner:

                  Property Resources, Inc.

                  By Telephone:     (650) 312-5789

                  By Facsimile:     (650) 312-3830

No other person has been authorized to give any information or to make any representation on behalf of the Partnership or the General Partner not contained herein and, if given or made, such information or representation must not be relied upon as having been authorized.

A Certification of Non-Foreign Status (the "Certification") is also enclosed with this Consent Solicitation Statement. This certification is required to be completed and returned to the General Partner in order to avoid federal income tax withholding on a Holder's distribution of proceeds from the proposed sale of the Apartments and termination of the Partnership. Regardless of whether you approve the proposed sales and termination of the Partnership or not, please complete, sign and date the Certification and return it with the completed consent. YOUR DISTRIBUTION WILL BE REDUCED AND THE REDUCED PORTION HELD BACK UNTIL YOU RETURN THE CERTIFICATION.


                                     CONSENT

                              CONSENT SOLICITATION

                                       FOR

                           PROPERTY RESOURCES FUND VI,
                        a California limited partnership
                               (the "Partnership")

               Solicitation of Consent to Sell the Partnership's
                       Assets and Dissolve the Partnership
                                       by

                            PROPERTY RESOURCES, INC.,
                     the general partner of the Partnership
                             (the "General Partner")
                          Facsimile No. (650) 312-5830
-----------------------------------------------------------------------------

FROM:       The Limited Partners of the Partnership

TO:               The General Partner

RE: Proposed sale of Grouse Run Apartments and Clearlake Village Apartments (the "Sales"), and the dissolution, termination and winding up of the Partnership as set forth in the attached Consent Solicitation Statement dated April __, 1998

            ____ I approve the proposed Sales and the dissolution, termination and winding up of the
                                  Partnership.

            ____ I do not approve the proposed Sales and the dissolution, termination and winding up of the
                                  Partnership.

            ____              I abstain.

---------------         --------------------------------
   Date                             Signature

---------------         --------------------------------
   Date                             Signature

Please complete, date, sign and mail this consent promptly in the enclosed postage-paid envelope, or send the ballot by facsimile at the number set forth above.

ALL SIGNED CONSENTS WILL BE COUNTED FOR THE PROPOSAL UNLESS OTHERWISE MARKED.

                      CERTIFICATION OF NON-FOREIGN STATUS

                               INDIVIDUAL


      Under Section 1445(e) of the Internal Revenue Code, a corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if a holder of an interest in the entity is a foreign person.

      To inform the Limited Partners of Property Resources Fund VI that no withholding is required with respect to the undersigned(s) interest in it, I
(we)_________________________________________________________________________
hereby certify the following:

      1. I am (We are) not a nonresident alien for purposes of U.S. income taxation.

      2. My (our) U.S. taxpayer identification number (social security number) is (are) _________________________ and
            ____________________________

      3. My (our) home address is ________________________________________


      I (We) understand that this certification may be disclosed to the Internal Revenue Service by Property Resources Fund VI and/or its general partner and that any false statement I (we) have made here could be punished by fine, imprisonment, or both.

      Under penalties of perjury I (we) have examined this certification and to the best of my (our) knowledge and belief it is true, correct and complete.

DATED: ____________________               ______________________________
                                          Signature

                                          ______________________________
                                          Please print your name


DATED: ____________________               ______________________________
                                          Signature

                                          ______________________________
                                          Please print your name




                       CERTIFICATION OF NON-FOREIGN STATUS

                                 ENTITY


      Under Section 1445(e) of the Internal Revenue Code, Property Resources Fund VI must withhold tax with respect to certain transfers of property if a holder of an interest in the entity is a foreign person.

      To inform Property Resources Fund VI that no withholding is required with respect to the below referenced Limited Partner's interest in it, I, __________________ hereby certify on behalf of__________________ the following:
                                               Limited Partner

      1. _________________is not a foreign corporation, foreign partnership, Limited Partner foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations):

      2. U.S. employer identification number of __________________________ is____________________________________________________________________________.
                                   Limited Partner

_____________________understands  that  this  certification  may  be disclosed
   Limited Partner

to the Internal Revenue Service by Property Resources Fund VI and/or its general partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign the document on behalf of _______________________.
                                                   Limited Partner



DATED: ____________________               ______________________________
                                          Signature

                                          ______________________________
                                          Title







Exhibit 1 - Parts I and II of Form 10-K for fiscal year ended December 31, 1997


                                     PART 1

Item 1. BUSINESS

PROPERTY RESOURCES FUND VI (hereinafter referred to either as the "Partnership" or the "Registrant") is a limited partnership formed in May 1982 under the Uniform Limited Partnership Act of the State of California. The General Partner is Property Resources, Inc., a California corporation; (the "General Partner") located at 1800 Gateway Drive, San Mateo, California 94404.

The Partnership was organized for the purpose of acquiring, improving, developing, operating and holding for investment, income-producing real properties from unaffiliated sellers. The Partnership intended to dispose of its properties approximately five to eight years after their acquisition and thereupon liquidate the Partnership. However, depressed real estate markets in the areas where the Partnership's properties are located have required the Partnership to extend its holding period in an effort to improve the opportunity of recovering some of the loss in value of the portfolio. There is no assurance that the Partnership will be successful in this regard.

As of December 31, 1997, the Partnership had acquired an interest in five real estate assets located in Houston, Texas; San Antonio, Texas; Oklahoma City, Oklahoma; Salt Lake City, Utah; and Campbell, California; as more particularly described in Item 2. Properties. The Partnership later sold the properties located in San Antonio, Texas; Salt Lake City, Utah and Campbell, California.

Management is currently marketing the remaining properties for sale, and a sale of one or both of the properties may occur in 1998.

The  real  estate  business  is   competitive,   and  the  Partnership  is  in
competition with many other entities engaged in real estate investment activities, some of which have greater assets than the Partnership.

The Partnership will be subject to the risks generally associated with the ownership of real property, including the possibility that operating expenses and fixed costs may exceed property revenues; economic conditions may adversely change further in the markets where the Partnership owns property and the national market; the real estate investment climate may change; local market conditions may change adversely due to general or local economic conditions and neighborhood characteristics; interest rates may fluctuate and the availability, costs and terms of mortgage financing may change; unanticipated maintenance and renovations may arise, particularly in older structures; changes in real estate tax rates and other operating expenses may arise; governmental rules and fiscal policies may change; natural disasters, including earthquakes, floods or tornadoes may result in uninsured losses; the financial condition of the tenants of properties may deteriorate; and other factors which are beyond the control of the Partnership may occur. The Partnership's real estate investments in rental properties will be subject to the risk of the Partnership's inability to attract or retain tenants and a consequent decline in rental income.

While one of the Partnership's objectives is to generate cash flow, there can be no guarantee that the properties will generate sufficient revenue to cover operating expenses and meet any required payments on any debt obligations of the Partnership.

The opportunities for sale, and the profitability of any sale, of any particular property by the Partnership will be subject to the risk of adverse changes in real estate market conditions, which may vary depending upon the size, location and type of each property.

There may be shortages  or increased  costs of fuel,  natural gas,  water,  or electric power, or allocations thereof by suppliers or governmental regulatory bodies in areas where the Partnership owns properties. In the event of such shortages, price increases or allocations may occur, and the operation of such properties may be adversely affected. It is also possible that legislation on the state or local level may be enacted which may include some form of rent control or changes in property tax assessments. There may be changes to federal, state or local regulations enacted relating to the protection of the environment.

The Partnership is unable to predict the extent, if any, to which such shortages increased prices, legislation, regulations or allocations, might occur and the degree to which the occurrence of such events might adversely affect the properties owned by the Partnership.

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances, the presence of such substances, or the failure to properly remediate such substances, when released. As part of the investigation of properties prior to acquisition, the Company typically has obtained inspection reports concerning the condition of the property, including specialized environmental inspection reports concerning the presence of hazardous substances on the property. The Company intends to continue this practice. Such inspection reports, however, do not necessarily reveal all hazardous substances or sources thereof, and substances not considered hazardous when a property is acquired may subsequently be classified as such by amendments to local, state, and federal laws, ordinances, and regulations. If it is ever determined that hazardous substances on or in a Company property must be removed or the release of such substances remediated, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances, claims against other responsible parties could be made by the Company. The Company could also experience lost revenues during any such cleanup, or lower lease rates, decreased occupancy or difficulty selling or borrowing against the affected property either prior to or following any such cleanup. The Company is not aware of any hazardous substances on or in its properties and it has not been notified by any governmental authority of any noncompliance, liability or other claim in connection with the environmental condition of any of its properties.

The Americans with Disabilities Act ("ADA"), which generally requires that buildings be made accessible to people with disabilities, and has separate compliance requirements for "public accommodations" and "commercial facilities". If certain uses by tenants of a building constitute a "public accommodation", the ADA imposes liability for non-compliance on both the tenant and the owner/operator of the building. The Company has conducted inspections of its properties to determine whether the exterior and common area of such properties are in compliance with the ADA and it believes that its properties are in compliance. If, however, it were ever determined that one or more of the Company's properties were not in compliance, the Company may be subjected to unanticipated expenditures incurred to remove access barriers, or to pay fines or damages related to such non-compliance.

The Company's only business consists of the real estate investment activity described above. Therefore, information about industry segments is not applicable. The business is not seasonal.


Item 2. PROPERTIES

During its investment phase, the Partnership acquired four existing rental properties and completed construction of a fifth property. The property acquisitions were as follows: Clearlake Village Apartments (formerly Village South) in August, 1982; Waterbury Plaza office complex in December, 1982; Space Savers One and Space Savers Three mini-warehouses in April, 1983; and 1600 Dell Avenue office/warehouse in December, 1983. In July 1984, the Partnership completed construction of a 244-unit apartment complex known as Grouse Run Apartments in Oklahoma City, Oklahoma. The investment phase of the Partnership is complete and the Partnership does not intend to purchase additional properties. On June 26, 1990, the Waterbury Plaza office complex was lost to foreclosure. On November 16, 1988, 1600 Dell Avenue was sold. On June 6, 1994, Space Savers One and Space Savers Three mini-warehouses were sold, but continued to be operated by the Company for one year after the sale per the terms of a lease-back agreement.

The properties are managed by Continental  Property  Management Co.  ("CPMC"),
an  affiliate  of  the  General  Partner,   which  performs  the  leasing  and
management related services for the properties.

The buildings and the land upon which the buildings are located are owned directly by the Partnership in fee. Clearlake Village Apartments and Grouse Run Apartments are subject to mortgages as more fully described in the notes to the financial statements included in Item 8. In the opinion of management, the level of insurance coverage is adequate for each property and within industry standards.


CLEARLAKE VILLAGE APARTMENTS

The Clearlake Village Apartments are located in the Clearlake City area of Houston, Harris County, Texas. The apartment complex was completed in 1976. Situated on a 5-acre site, the complex consists of 174 garden style apartments in 14 buildings. Apartment units include 24 two-bedroom, two-bath units of 850 square feet; 40 two-bedroom, one-bath units of 800 square feet; 70 one-bedroom, one-bath units of 670 square feet; and 40 efficiency units of 507 square feet. The property's total net rentable area is 119,580 square feet. As of December 31, 1997, monthly rental rates ranged from $400 to $550 and the occupancy rate was 92%. Amenities for residents include a 4,000 square foot clubhouse/exercise room, as well as a swimming pool, laundry, and storage facilities. The secured loan is owed to an unaffiliated party, carries interest at 8.875% and matures in 2006.

GROUSE RUN APARTMENTS

On August 19, 1983, the Partnership entered into various agreements with Robertson Homes ("RH") a division of the Catwil Corporation. The agreements included a purchase/sale agreement, construction management agreement and an operating management agreement. Pursuant to these agreements, the Partnership acquired a 10-acre site in northwest Oklahoma City and began construction of the Grouse Run Apartments. The construction was completed in phases by RH pursuant to a fixed-price agreement with final completion occurring in July, 1984. The project consists of 31 two-story buildings with a total of 201,524 square feet of leasable area. There are 244 rental units as follows: 120 one-bedroom, one-bath units of 702 square feet, 44 two-bedroom, one-bath units of 871 square feet and 80 two-bedroom, two-bath units of 987 square feet. As of December 31, 1997, monthly rental rates ranged from $370 to $500 per unit and the occupancy rate was 93%. A loan secured by the property was negotiated in 1994 with a fixed interest rate of 9.96% , amortized on a 30-year schedule. The Note has an original principal balance of $3,884,000 and it matures on October 1, 1999.


Item 3. LEGAL PROCEEDINGS

There are no material legal proceedings pending to which the Partnership is a party or which any of its properties is the subject, required to be reported hereunder. From time to time, the Partnership may be a party to ordinary routine litigation incidental to its business.


Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters have been submitted during the fourth quarter of the fiscal year ended December 31, 1997, which required the vote of security holders.


                                     PART II


Item 5. MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of December 31, 1997, there were 21,585 limited partnership units outstanding and 1,136 unit holders of record. There are no dividends. However, the limited partnership unit holders may be entitled to certain cash distributions as provided in the limited partnership agreement.

The units are not freely transferable and no market for the units presently exists or is likely to develop.


Item 6.  SELECTED FINANCIAL DATA

The following selected financial data for the Partnership is as of and for the years ended, December 31, 1997, 1996, 1995, 1994 and 1993. The data was derived from the audited financial statements of the Partnership and should be read in conjunction with the financial statements and related notes included in Item 8.

(Dollars in Thousands,
 except per unit amounts)          1997        1996       1995        1994         1993
-------------------------------- ---------- ----------- ---------- ------------ ----------

Total revenue                      $2,122      $2,039     $2,178      $2,614       $2,275
Gain on note restructure                -           -          -        $272            -

Net income (loss)                    $455        $330       $430        $663       $(185)

Net income (loss) per unit1        $20.01      $14.50     $18.95      $29.56      $(8.15)
Number of limited partnership
  units outstanding                21,585      21,585     21,585      21,585       21,585

Balance sheet data:
  Total assets                     $7,661      $7,809     $7,696      $7,960       $9,848
  Notes payable                    $6,559      $6,986     $6,942      $7,363      $10,108
  Accumulated partners' capital
  (deficit)                          $326      $(129)     $(459)      $(889)       $1,552

Other Data:
  Cash Flows
    Operating                        $827        $466       $826        $545         $164
    Investing                      $(117)          $4        $14        $289        $(26)
    Financing                      $(580)      $(442)     $(720)      $(819)        $(77)


Total rentable square footage
at the end of period:             321,104     321,104    321,104     321,104      423,519
Number of properties at end of
period                                  2           2          2           2            4

------------------------------

1Per  $500  limited   partnership  unit  outstanding,   exclusive  of  amounts
allocable to the General Partner.


Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996.

Net income for the year ended December 31, 1997 increased $125,000 (38%) as compared to the prior year, primarily due to an increase in average rental rates, as discussed below.

Total revenues increased $83,000 (4%) in the year ended December 31, 1997 to $2,122,000, as compared to $2,039,000 for the year ended December 31, 1996. Rental revenues increased at both properties, primarily as a result of increased average rental rates. The average occupancy rates remained relatively stable. The average occupancy rates for each of the properties in 1997 and 1996 respectively, were 94% and 93% at Grouse Run and 93% and 94% at Clearlake.

Total expenses decreased $42,000 (2%) in 1997, as compared to 1996. This was due to a decline in operating expenses of $23,000 and decreasing total interest expenses. The decline in operating expenses was mainly a result of lower utility and repair costs at the two apartment complexes. Interest expense (including related party interest payments) declined $21,000 as a result of the Partnership's payments to reduce debt in 1997. Interest payments of $4,000 were charged to related party expense in 1997, compared to $141,000 in 1996 (see note 2 to the Consolidated Financial Statements).

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995.

Net income for the year ended December 31, 1996 was $330,000, a decrease of $100,000 as compared to net income of $430,000 in 1995. The decrease in net income was primarily a result of the end of the lease back period of Space Savers One and Three in June 1995 and other factors as more fully described below.

Total revenue for the year ended December 31, 1996, decreased $139,000, or 6%, compared to 1995 primarily as a result of the reduced revenues after the end of the lease back period of a tenant of $245,000 which was partially offset by an increase in rental revenue at the remaining two properties of the Partnership of $78,000. The increase in rental revenue at the
Partnership's two remaining properties resulted from an increase in the rental rates at the properties and to an increase in the average occupancy rate at the Grouse Run Apartments. The average occupancy rate at the Grouse Run Apartments increased from 89% in 1995 to 93% in 1996. Clearlake Village Apartment's average occupancy rate remained at 94%. In addition, interest revenue decreased $6,000 due to the reduced balance of the note receivable.

Total expenses for the year ended December 31, 1996, decreased $39,000, or 2%, from $1,748,000 in 1995 to $1,709,000 in 1996. The decrease in total expenses in 1996 was primarily attributable to a decrease in related party expenses of $125,000 as a result of a decrease in accounting and data processing expenses, interest earned on advances due to the reduced balance of advances from the General Partner and interest earned on the note payable to affiliate due to the note being paid off in August, 1996. Interest expense increased $82,000 in 1996 as a result of the note payable to affiliate being paid in full from the proceeds of a new loan from an unaffiliated lender.


LIQUIDITY AND CAPITAL RESOURCES

As of  December  31,  1997,  the  Partnership  had two  operating  properties:
Clearlake Village Apartments, and Grouse Run Apartments. The Partnership owns fee interests in the buildings and the land upon which the buildings are located, and all Partnership properties are subject to mortgages, as more fully described in Note 3 to the consolidated financial statements included in Item 8.

As of December 31, 1997, cash and cash equivalents totaled $409,000. As of December 31, 1997, the Partnership owed accrued interest of $527,000, to the General Partner on advances that were made to pay for various capital improvements and to support operating cash flow deficits. Although these advances were fully repaid in 1997, the General Partner presently intends to continue to make such advances to the Partnership, as necessary. Consequently, management believes that the Partnership's current sources of funds will be adequate to meet both its short-term and any long-term capital commitments and operating requirements.

On August 12, 1996, the note payable to affiliate, collateralized by the Clearlake Village Apartments, was repaid from the proceeds of a new loan from an unaffiliated lender. In connection with the new loan, the Partnership formed Property Resources Fund VI Subsidiary, L.P. (the "Subsidiary") and
contributed  its  fee  interest  in  Clearlake   Village   Apartments  to  the
Subsidiary. Although the General Partner of the Partnership is a 1% sole General Partner in the Subsidiary, the partnership agreement of the Subsidiary is structured such that no economic benefit accrues to the General Partner as a result of the asset contribution. Accordingly, the minority interest of the Subsidiary's General Partner has not been accounted for in the accompanying consolidated financial statements.

The Partnership presently believes that funds available from improved operations and from its note receivable due in 1999 will permit it to repay advances owed to the General Partner. The Partnership also believes that the present trend toward improved operations at its properties will permit it to repay the Grouse Run note payable due in 1999 either from the sale of the property or a loan refinancing. Furthermore, management is currently marketing the properties for sale, and a sale of one or both of the properties may occur as early as 1998.


IMPACT OF INFLATION

The Partnership's management believes that inflation may have a positive effect on the Partnership's property portfolio, but this effect generally will not be fully realized until such properties are sold or exchanged.


YEAR 2000

The Partnership is in the process of assessing the impact of Year 2000 issues on its computer systems and applications. At this time the Partnership believes that the costs associated with resolving these issues will not have a material effect on the financial statements.


Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                       PAGE

Report of Independent Accountants                                        9

Consolidated Balance Sheets as of December 31, 1997 and 1996            10

Consolidated Statements of Income for the Years                         11
   Ended December 31, 1997, 1996 and 1995

Consolidated Statements of Partners' Capital (Deficit) for the          12
   Years Ended December 31, 1997, 1996 and 1995

Consolidated Statements of Cash Flows for the Years                     13
   Ended December 31, 1997, 1996 and 1995

Notes to Consolidated Financial Statements                         14 - 18

Schedule III - Real Estate and Accumulated                         19 - 20
   Depreciation

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.


                        REPORT OF INDEPENDENT ACCOUNTANTS



The Partners
Property Resources Fund VI

We have audited the accompanying consolidated balance sheets of Property Resources Fund VI as of December 31, 1997 and 1996, the related consolidated statements of income, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1997, and the financial statement schedule of Real Estate and Accumulated Depreciation. These financial statements and the financial statement schedule are the responsibility of Property Resources Fund VI management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated statements referred to above present fairly, in all material respects, the financial position of Property Resources Fund VI as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



                                                      COOPERS & LYBRAND L.L.P.


San Francisco, California
January 26, 1998



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


(Dollars in thousands)                                     1997          1996
--------------------------------------------------------------------------------
ASSETS:
Real estate:
  Land                                                    $2,239        $2,239
  Land improvements                                          781           763
  Buildings and improvements                               7,347         7,174
  Furnishings and equipment                                1,050         1,041
--------------------------------------------------------------------------------
                                                          11,417        11,217
  Less: accumulated depreciation                           4,708         4,420
--------------------------------------------------------------------------------
Total real estate, net                                     6,709         6,797

Cash and cash equivalents                                    409           279
Note receivable                                              237           320
Other assets, net                                            308           413
--------------------------------------------------------------------------------
Total assets                                              $7,661        $7,809
================================================================================

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT):
Liabilities:
  Notes payable                                           $6,559        $6,986
  Advances from General Partner                                -           153
  Accrued interest due to General Partner                    527           524
  Deposits and other liabilities                             249           275
--------------------------------------------------------------------------------
Total liabilities                                          7,335         7,938
--------------------------------------------------------------------------------

Partners' capital (deficit):
  Limited   partners,   21,585  units  issued  and           766           334
  outstanding
  General Partner                                          (440)         (463)
--------------------------------------------------------------------------------
   Total partners' capital (deficit)                         326         (129)
================================================================================
   Total   liabilities   and   partners'   capital        $7,661        $7,809
   (deficit)
================================================================================



The accompanying notes are an integral part of these consolidated financial statements.



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


(Dollars in thousands, except per unit amounts)        1997     1996      1995
--------------------------------------------------------------------------------

REVENUES:
  Rent                                                $2,088   $2,000    $2,133
  Interest  and dividends                                 34       39        45
--------------------------------------------------------------------------------
    Total revenues                                     2,122    2,039     2,178
--------------------------------------------------------------------------------

EXPENSES:
  Interest, other than related party                     204       88         6
  Depreciation                                           288      291       287
  Property Operating                                   1,032    1,055     1,054
  Related party                                          126      254       379
  General and administrative                              17       21        22
--------------------------------------------------------------------------------
    Total expenses                                     1,667    1,709     1,748
--------------------------------------------------------------------------------

NET INCOME                                              $455     $330      $430
================================================================================


Net income allocable to limited partners                $432     $313      $409
================================================================================

Net income allocable to General Partner                  $23      $17       $21
================================================================================

Net  income per $500 limited partnership unit-based
 on 21,585 units outstanding                          $20.01   $14.50    $18.95
================================================================================



The accompanying notes are an integral part of these consolidated financial statements.



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

             CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                        LIMITED PARTNERS      General
(Dollars in thousands)                  Units      Amount     Partner     Total
--------------------------------------------------------------------------------

Balance, January 1, 1995                21,585     $(388)      $(501)     $(889)

Net income                                   -        409          21        430
--------------------------------------------------------------------------------
Balance, December 31, 1995              21,585         21       (480)      (459)

Net income                                   -        313          17        330
--------------------------------------------------------------------------------
Balance, December 31, 1996              21,585        334       (463)      (129)

Net income                                   -        432          23        455
--------------------------------------------------------------------------------
Balance, December 31, 1997              21,585       $766      $(440)       $326
================================================================================



The accompanying notes are an integral part of these consolidated financial statements.



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(Dollars in thousands)                                  1997      1996     1995
--------------------------------------------------------------------------------

Net income                                              $455      $330     $430
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                         301       304      293
   Decrease (increase) in other assets                    94     (260)       77
   Increase in accrued interest                            3        31       58
   (Decrease) increase in deposits
     and other liabilities                              (26)        61     (32)
--------------------------------------------------------------------------------
Net cash provided by operating activities                827       466      826

   Improvements to rental property                     (200)      (58)     (97)
   Principal payments on note receivable                  83        62      111
--------------------------------------------------------------------------------
Net cash (used in) provided by investing activities    (117)         4       14

   Proceeds from note payable                              -     2,167        -
   Increase in deferred loan costs                         -     (133)        -
   Principal payments on notes payable                 (427)   (2,123)    (421)
   Payments to General Partner                         (153)     (353)    (299)
--------------------------------------------------------------------------------
Net cash used in financing activities                  (580)     (442)    (720)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                130        28      120
Cash and cash equivalents,
 beginning of year                                       279       251      131
--------------------------------------------------------------------------------
Cash and cash equivalents,
 end of year                                            $409      $279     $251
================================================================================



The accompanying notes are an integral part of these consolidated financial statements.



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY

Property Resources Fund VI (the "Partnership") is a California limited partnership formed on May 3, 1982 for the purpose of investing in income-producing real estate. Property Resources, Inc. is the General Partner.

As of December 31, 1997, there were 21,585 limited partnership units outstanding. The units are not freely transferable and no public market for the units exists or is likely to develop.

As of December 31, 1997, the Partnership owned garden-style apartment rental properties aggregating 418 units including Clearlake Village Apartments, located in Houston, Texas, and Grouse Run Apartments, located in Oklahoma
City, Oklahoma. As discussed in Note 3, the fee interest in Clearlake Village Apartments is held through the Partnership's consolidated subsidiary, Property Resources Fund VI Subsidiary, L.P. (the "Subsidiary").

Management is currently marketing the properties for sale, and a sale of one or both of the properties may occur as early as 1998.

SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Partnership and its majority-owned Subsidiary (Note 3). All significant intercompany accounts and transactions have been eliminated.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REAL ESTATE

Real estate is stated at cost, adjusted for write-downs for impairment, and depreciated using the straight-line method over 10 to 20 years for land improvements, 10 to 35 years for buildings and improvements and 4 to 5 years for furnishings and equipment. Significant improvements and betterments are capitalized. The cost and related accumulated depreciation of assets sold are removed from the accounts and any gain or loss is reflected in operations. Maintenance and repairs are charged to expense when incurred.

Pursuant to the Company's historical investment objectives, property purchased has been held for extended periods. During the holding period, management periodically, but at least annually, evaluates whether rental property has suffered an impairment in value. Management's analyses include consideration of estimated undiscounted future cash flows during the expected holding period in comparison with carrying values, prevailing market conditions and other economic matters. In 1986 and 1987, the Partnership recorded reductions in the carrying amounts of Clearlake Village Apartments and Grouse Run Apartments to state the



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

carrying amounts at fair value at the date of the adjustments. Management currently intends to dispose of the rental properties and, in that regard, expects to commence marketing activity in 1998. As of December 31, 1997, management believes that the net realizable value exceeds the current carrying amount; however, there can be no assurance that the eventual sale of the rental properties, which may occur in the forthcoming year, will not result in additional losses.

CASH AND CASH EQUIVALENTS

The Partnership classifies all highly liquid investments with original maturities of three months or less from the date acquired as cash equivalents.

INCOME TAXES

Under federal and state income tax regulations, the income or loss of a partnership flows through to the partners and is reported on their individual income tax returns; accordingly, no provision for income taxes is made in these consolidated financial statements.

OTHER ASSETS

Other assets include deferred loan fees that are amortized over the life of the related loan, which approximates the effective interest method. At December 31, 1997, other assets also included impound accounts held by the lender of the note payable collateralized by the Clearlake Village Apartments for real estate taxes, insurance and capital improvements.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of a note receivable and money market securities. As of December 31, 1997, payments on the note receivable are current.

The Partnership places excess cash in money market securities with Franklin Money Fund, an investment company managed by an affiliate of the General Partner, and in money market securities of companies with strong credit ratings and, by policy, limits credit exposure to any one issuer.

The Partnership reserves for potential credit losses, as appropriate, and such losses have been within management's expectations.

REVENUE RECOGNITION

The properties are leased to tenants under short-term operating leases for typically six to twelve month periods. Revenue is recognized as earned.



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - NOTE RECEIVABLE

The note receivable is secured on a second deed of trust on a property formerly owned by the Partnership and requires monthly principal and interest payments of $9,863 until maturity on November 15, 1999.


NOTE 3 - NOTES PAYABLE

IN THOUSANDS                                               1997       1996
----------------------------------------------------------------------------

CLEARLAKE VILLAGE APARTMENTS
Note payable, collateralized by deed of trust,
bearing interest at a fixed rate of 8.875%, monthly
principal and interest payments of $17,571 until          $2,143     $2,162
maturity in 2006.

GROUSE RUN APARTMENTS
Amended note payable, collateralized by deed of
trust,
bearing interest at a fixed rate of 9.96%, monthly
principal                                                 $4,416      4,824
payments of $33,970 until maturity in 1999.
                                                     -----------------------
                                                          $6,559     $6,986
                                                     =======================

On August 12, 1996, the note payable to affiliate, collateralized by the Clearlake Village Apartments, was repaid from the proceeds of a new loan from an unaffiliated lender. In connection with the new loan, the Partnership formed Property Resources Fund VI Subsidiary, L.P. (the "Subsidiary") and
contributed  its  fee  interest  in  Clearlake   Village   Apartments  to  the
Subsidiary. Although the General Partner of the Partnership is a 1% sole General Partner in the Subsidiary, the partnership agreement of the Subsidiary is structured such that no economic benefit accrues to the General Partner as a result of the asset contribution. Accordingly, the minority interest of the Subsidiary's General Partner has not been accounted for in the accompanying consolidated financial statements.

On October 1, 1994, the Grouse Run note payable was amended. The amendment was accounted for as a troubled debt restructuring and, in accordance with Statement of Financial Accounting Standards No. 15, the Partnership is carrying the amended note equal to the total future cash payments payable and is not recognizing interest expense between the restructuring and the maturity of the amended note.

Aggregate principal payments required in future years are as follows:

(Dollars in thousands)
1998                                       $429
1999                                      4,032
2000                                         26
2001                                         28
2002                                         31
Thereafter                                2,013
------------------------------------------------
                                         $6,559
================================================

Interest paid on notes payable for the years ended December 31, 1997, 1996 and 1995, was $191,000, $169,000, and $179,000, respectively.



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - DISTRIBUTION OF INCOME

ALLOCATIONS TO PARTNERS

The  limited   partnership   agreement   provides   for  the   following
allocations to partners:

    Cash available for distribution from operations, as defined, is allocated 95% to the limited partners in the ratio of capital contributions and 5% to the General Partner as a partnership management fee.

    Income and losses from operations are allocated 95% to the limited partners in the ratio of their capital contributions and 5% to the General Partner.

    Net proceeds from the refinancing of debt or sale of partnership property are allocated first to the limited partners in an amount which when added to prior distributions will equal capital contributions plus a specified return ranging from 6% to 10% per annum on adjusted invested capital, as defined. After payment of a subordinated real estate commission to the General Partner, any remaining proceeds are allocated 85% to the limited partners and 15% to the General Partner.


NOTE 5 - TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES

TRANSACTIONS WITH GENERAL PARTNER

Under the partnership agreement, the General Partner and its affiliates may receive compensation for services rendered to the Partnership and may receive reimbursement for certain expenses incurred on behalf of the Partnership summarized as follows.

(Dollars in thousands)                               1997      1996     1995
-----------------------------------------------------------------------------

Property management fees,
  charged to related party expense                   $104      $99       $96

Reimbursement for accounting
  and data processing expenses,
  charged to related party expense                    $18      $14       $44

Interest on advances from the General Partner,
  charged to related party expense                     $4      $30       $59

Interest on promissory note collateralized by
  the property Clearlake Village Apartments,
  charged to related party expense                      -     $111      $180



                           PROPERTY RESOURCES FUND VI
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - TRANSACTIONS WITH GENERAL PARTNER AND AFFILIATES (CONTINUED)

A promissory note payable to Franklin Resources, Inc., the parent of the General Partner, which was collateralized by the Clearlake Village Apartments was repaid on August 12, 1996 from the proceeds of a new loan from an unaffiliated lender (Note 3).

INTEREST DUE FROM GENERAL PARTNER

As of December 31, 1997, accrued interest due to the General Partner was $527,000. This was accrued on advances that were required to pay for various capital improvements and to support operating cash flow deficits. The principal portion of the advances were fully repaid in 1997. Consequently, management believes that the Partnership's current sources of funds will be adequate to meet both its short-term and long-term capital commitments and operating requirements.


NOTE 6 - RECONCILIATION TO FEDERAL INCOME TAX BASIS OF ACCOUNTING (UNAUDITED)

The differences between the accrual method of accounting for income tax reporting and the accrual method of accounting used in the accompanying financial statements are as follows:

-------------------------------------------------------------------------------
(Dollars in thousands)                             1997       1996        1995
-------------------------------------------------------------------------------

Net income - financial statements                   $455       $330       $430
Differences resulting from:
  Depreciation                                      (54)       (53)      (106)
  Interest expense                                 (374)      (374)      (475)
  Amortization of capitalized interest
    on debt restructuring                              -          -          -
  Gain on disposition of property                     48         36         65
  Gain on restructuring of note                        -          -          -
  Other                                                -       (32)          -
-------------------------------------------------------------------------------
Net income (loss) income tax method                  $75      $(93)      $(86)
===============================================================================

Net taxable income (loss) per limited
  partnership unit and net of amounts
  allocable to the General Partner                 $3.50    $(4.33)    $(3.66)
===============================================================================

                                                                     RESTATED
-------------------------------------------------------------------------------
(Dollars in thousands)                             1997       1996       1995
-------------------------------------------------------------------------------
Partners'   capital   (deficit)  -  financial       $326     $(129)     $(459)
statements
Differences resulting from:
  Depreciation                                   (4,965)    (4,911)    (4,853)
  Interest Expense                               (1,223)      (849)      (473)
  Gain on disposition of property                  (138)      (186)      (222)
  Write-down on rental property                    1,452      1,452      1,452
  Note restructuring                               2,028      2,028      2,028
  Note restructuring basis adjustment            (2,305)    (2,305)    (2,285)
===============================================================================
Partners' capital (deficit) income tax method   $(4,825)   $(4,900)   $(4,802)
===============================================================================


                                                     PROPERTY RESOURCES FUND VI
                                             SCHEDULE III - REAL ESTATE AND ACCUMULATED
                                                            DEPRECIATION
                                             AS OF, AND FOR THE YEAR ENDED DECEMBER 31,
                                                                1997
                                                       (Dollars in thousands)


                                                    Cost Capitalized
                                Initial               Subsequent To               Gross Amount at Which
                           COST TO FUND               ACQUISITION        CARRIED AT CLOSE OF PERIOD


                                                                                                                      Life on Which
                                                                                                                     Depreciation in
                                                                                             Accum-                Latest Operations
                                                           Carry-        Buildings           ulated   Date of         Statement is
                       Encum-                     Improve-  ing            and             Deprecia- construc-  Date    Computed
 Description           brances   Land  Buildings   ments   Costs  Land  Improvements Total    tion     tion    Acquired

174 unit  apartment
complex in Houston,
Texas                  $2,143    $999   $3,662     $436       -    $999    $2,872    $3,871  $1,827   1976      08/82     Note 2

244 unit apartment
complex Oklahoma
City, Oklahoma          4,416   1,240    6,562      635       -   1,240     6,306     7,546   2,881   1984      07/84     Note 2
-------------------- --------- --------- --------- ---------- ------- ------- ------------ ------------- --------- -------- --------

                       $6,559  $2,239  $10,224   $1,071       -  $2,239    $9,178   $11,417  $4,708
                                                                              Note 1 Note 3  Note 5
                                                                                     Note 4
==================== ========= ========= ========= ========== ======= ======= ============ ============= ========= ======== ========


R E A L  E S T A T E  A N D  A C C U M U L A T E D  D E P R E C I A T I O N

NOTES:

(1) The aggregate cost for federal income tax purposes is $12,869

(2) Depreciation is computed using useful lives of 10-20 years for land improvements, 10-35 years for buildings, improvements and 4-5 years for furnishings and equipment and the life of the related lease for tenant improvements.

(3) The total cost carried at the close of the period has been adjusted to reflect the Partnership's reduction in the carrying values for the apartment complexes located in Houston, Texas and Oklahoma City, Oklahoma.

(4) RECONCILIATION OF REAL ESTATE

                                      1997      1996       1995
                                  --------------------------------

Balance at beginning of period       $11,217   $11,159    $11,062

Additions during period:

Improvements                             200        58         97
                                  --------------------------------

Balance at end of period             $11,417   $11,217    $11,159
                                  ================================

(5) RECONCILIATION OF ACCUMULATED DEPRECIATION
    ------------------------------------------

                                      1997      1996       1995
                                  --------------------------------

Balance at beginning of period        $4,420    $4,128     $3,841

Dispositions                               -         -          -

Depreciation   expense   for  the        288       292        287
period
                                  --------------------------------

Balance at end of period              $4,708    $4,420     $4,128
                                  ================================


Item 9.  DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.